Exhibit 10.11

SANA BIOTECHNOLOGY, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

AMENDMENT

This Amendment No. 1 to the 2021 Employee Stock Purchase Plan (this “Amendment”) is made by Sana Biotechnology, Inc. (the “Company”) as of October 27, 2022 (the “Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the 2021 Employee Stock Purchase Plan (as amended, the “Plan”).

WHEREAS, pursuant to Section 7.5 of the Plan, the Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time, and shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule;

WHEREAS, the Board has determined that the actions set forth in this Amendment do not require the approval of the Company’s stockholders; and

WHEREAS, the Board has determined that it is in the best interest of the Company to amend the Plan as set forth in this Amendment.

NOW, THEREFORE, in accordance with the foregoing, the Plan is amended as follows:

1.	Section 4.3(c) of the Plan is hereby amended and restated in its entirety to read as follows:

“(c)Intentionally omitted.”

2.	Except as modified by this Amendment, all terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the Effective Date.

Sana Biotechnology, Inc.

/s/ Bernard J. Cassidy

By: Bernard J. Cassidy

Its: Executive Vice President, General Counsel and Corporate Secretary